Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: Stephanie Carrington / Amy Glynn The Ruth Group 646-536-7023 scarrington@theruthgroup.com aglynn@theruthgroup.com
Media:
Bonnie Habyan, EVP of Marketing
516-506-4615
bhabyan@arbor.com

Arbor Realty Trust Reports First Quarter 2012 Results and Declares First Quarter 2012 Dividend

First Quarter Highlights:

-	Reinstates quarterly cash dividend, declaring $0.075 per share of common stock for the first quarter ended March 31, 2012
-	Net income attributable to Arbor Realty Trust, Inc. of $4.2 million, or $0.17 per diluted common share
-	FFO of $1.9 million, or $0.08 per diluted common share[1]
-	Originated seven new loans totaling $39.4 million and generated $38.2 million in cash from runoff
-	Purchased nine residential mortgage-backed securities totaling $46.1 million
-	Generated gains of $5.3 million from the retirement of CDO debt and $3.5 million from the sale of real estate held-for-sale
-	Adjusted book value per share $11.55, GAAP book value per share $7.40[1]
-	Recorded $7.8 million in loan loss reserves

Uniondale, NY, May 4, 2012 -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced financial results for the first quarter ended March 31, 2012. Arbor reported net income attributable to Arbor Realty Trust, Inc. for the quarter of $4.2 million, or $0.17 per diluted common share, compared to net income attributable to Arbor Realty Trust, Inc. for the quarter ended March 31, 2011 of $0.3 million, or $0.01 per diluted common share. Funds from operations (“FFO”) for the quarter ended March 31, 2012 was $1.9 million, or $0.08 per diluted common share, compared to FFO of $0.7 million, or $0.03 per diluted common share for the quarter ended March 31, 2011.1

Arbor Realty Trust Reports First Quarter 2012 Results and Declares First Quarter 2012 Dividend
May 4, 2012

The balance of the Company’s loan and investment portfolio, excluding loan loss reserves, at March 31, 2012 remained relatively unchanged compared to December 31, 2011 at approximately $1.6 billion. The average balance of the Company’s loan and investment portfolio during the first quarter of 2012, excluding loan loss reserves, was $1.6 billion and the average yield on these assets for the quarter was 4.82%, compared to $1.6 billion and 4.69% for the fourth quarter of 2011.

The balance of debt that finances the Company’s loan and investment portfolio at March 31, 2012 remained relatively unchanged compared to December 31, 2011 at approximately $1.3 billion. The average balance of debt that finances the Company’s loan and investment portfolio was also approximately $1.3 billion for both the first quarter of 2012 and the fourth quarter of 2011. The average cost of borrowings for the first quarter was 3.54%, compared to 3.44% for the fourth quarter of 2011. In addition, the first quarter of 2012 included a $0.4 million increase in interest expense for a change in the market value of certain interest rate swaps, compared to a $0.4 million decrease in interest expense in the fourth quarter of 2011. Excluding the effect of these swaps, the average cost of borrowings for the first quarter was 3.42%, compared to 3.56% for the fourth quarter of 2011.

Financing Activity

As of March 31, 2012, Arbor’s outstanding borrowings for its loan and investment portfolio totaled approximately $1.3 billion.

The Company is subject to various financial covenants and restrictions under the terms of the Company’s CDO vehicles, credit facilities, and repurchase agreements. The Company believes that it was in compliance with all financial covenants and restrictions as of March 31, 2012.

Arbor Realty Trust Reports First Quarter 2012 Results and Declares First Quarter 2012 Dividend
May 4, 2012

The Company’s CDO vehicles contain interest coverage and asset over collateralization covenants that must be met as of the waterfall distribution date in order for the Company to receive such payments. If the Company fails these covenants in any of its CDOs, all cash flows from the applicable CDO would be diverted to repay principal and interest on the outstanding CDO bonds and the Company would not receive any residual payments until that CDO regained compliance with such covenants. As of the most recent determination dates in April 2012, the Company was in compliance with all CDO covenants. In the event of a breach of the CDO covenants that could not be cured in the near-term, the Company would be required to fund its non-CDO expenses, including management fees and employee costs, distributions required to maintain REIT status, debt costs, and other expenses with (i) cash on hand, (ii) income from any CDO not in breach of a CDO covenant test, (iii) income from real property and loan assets, (iv) sale of assets, (v) or accessing the equity or debt capital markets, if available.

The chart below is a summary of the Company’s CDO compliance tests as of the most recent determination dates in April 2012:

Cash Flow Triggers	CDO I (3)	CDO II (3)	CDO III (3)

Overcollateralization (1)

Current	211.21%	185.89%	107.59%

Limit	184.00%	169.50%	105.60%

Pass / Fail	Pass	Pass	Pass

Interest Coverage (2)

Current	338.82%	422.78%	482.78%

Limit	160.00%	147.30%	105.60%

Pass / Fail	Pass	Pass	Pass

 (1) The overcollateralization ratio divides the total principal balance of all collateral in the CDO by the total principal balance of the bonds associated with the applicable ratio.  To the extent an asset is considered a defaulted security, the asset’s principal balance for purposes of the overcollateralization test is the lesser of the asset’s market value or the principal balance of the defaulted asset multiplied by the asset’s recovery rate which is determined by the rating agencies.

(2) The interest coverage ratio divides interest income by interest expense for the classes senior to those retained by the Company.

(3) CDO I, CDO II, and CDO III have reached the end of their replenishment periods. As such, investor capital is repaid quarterly from proceeds received from loan repayments held as collateral in accordance with the terms of the respective CDO.

Portfolio Activity

During the first quarter of 2012, Arbor originated seven bridge loans totaling $39.4 million. In addition, Arbor purchased nine residential mortgage-backed securities with a total face value of $46.1 million during the quarter. These securities had paydowns totaling $3.6 million during the quarter, reducing their combined face value to $42.5 million as of March 31, 2012. Including this $3.6 million of paydowns, the securities portfolio had total paydowns of approximately $9.9 million during the quarter.

Arbor Realty Trust Reports First Quarter 2012 Results and Declares First Quarter 2012 Dividend
May 4, 2012

During the quarter, four loans paid off with an unpaid principal balance of $39.1 million, of which $3.6 million was charged off against loan loss reserves related to two of these loans. In addition, two loans had paydowns totaling $2.6 million. Furthermore, one loan totaling approximately $35.7 million was modified. This loan was scheduled to repay during the quarter.

Additionally, 11 loans totaling approximately $128.8 million were extended during the quarter, of which two loans totaling $12.6 million were in accordance with their existing extension options.

At March 31, 2012, the loan and investment portfolio unpaid principal balance, excluding loan loss reserves, was approximately $1.6 billion, with a weighted average current interest pay rate of 4.62%. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest rate was 4.85% at March 31, 2012. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled approximately $1.3 billion, with a weighted average interest rate of 3.35% excluding changes in the market value of certain interest rate swaps.

As of March 31, 2012, Arbor’s loan portfolio consisted of 33% fixed-rate and 67% variable-rate loans.

During the first quarter of 2012, the Company recorded $7.8 million in loan loss reserves related to two loans with a carrying value of approximately $34.8 million, before loan loss reserves. The loan loss reserves were the result of the Company's regular quarterly risk rating review process, which is based on several factors including current market conditions, real estate values and the operating status of each property.  The Company charged off $3.6 million of previously recorded loan loss reserves related to two loans during the first quarter. At March 31, 2012, the Company’s total loan loss reserves were approximately $189.6 million relating to 23 loans with an aggregate carrying value before loan loss reserves of approximately $281.7 million. The Company recognizes income on impaired loans on a cash basis to the extent it is received.

The Company had 10 non-performing loans with a carrying value of approximately $15.3 million, net of related loan loss reserves of $39.1 million as of March 31, 2012, compared to 12 non-performing loans with a carrying value of approximately $15.3 million, net of related loan loss reserves of $42.6 million as of December 31, 2011. Income recognition on non-performing loans has been suspended and will resume when the loans become contractually current and performance has recommenced.

Arbor Realty Trust Reports First Quarter 2012 Results and Declares First Quarter 2012 Dividend
May 4, 2012

The Company had a $5.6 million junior participating interest in a first mortgage loan against which the Company established a $5.6 million provision for loan loss equal to the carrying value of the loan. In 2010, the Company purchased the property securing this loan by deed-in-lieu of foreclosure, assumed the $20.8 million interest in the property’s first mortgage loan and recorded this transaction as real estate owned in its Consolidated Financial Statements at a fair value of $20.8 million. During the fourth quarter of 2011, the Company reclassified this investment from real estate owned to real estate held-for-sale at a value, net of accumulated depreciation, of $19.4 million and reclassified property operating income and expenses for current and prior periods to discontinued operations in the Company’s Consolidated Financial Statements. In the first quarter of 2012, the Company sold the property and recorded a gain of approximately $3.5 million in the Consolidated Statement of Operations.

The Company had a $4.0 million bridge loan related to a property on which the borrower delivered a deed-in-lieu of foreclosure to the Company. As a result, the Company recorded this investment on its Consolidated Balance Sheet as real estate owned at a fair value of $2.9 million. During the second quarter of 2011, the Company determined that the asset was impaired and recorded an impairment loss of $0.8 million in the Consolidated Statement of Operations. During the third quarter of 2011, the Company reclassified this investment from real estate owned to real estate held-for-sale at a value, net of accumulated depreciation, of $1.9 million and reclassified property operating income and expenses and impairment loss for current and prior periods to discontinued operations in the Company’s Consolidated Financial Statements. During the fourth quarter of 2011, the Company recorded an additional impairment loss of $0.7 million in the Consolidated Statement of Operations, reducing the carrying value of the investment to $1.2 million at December 31, 2011. In the first quarter of 2012, the Company sold the property and recorded a gain of approximately $10,000 in the Consolidated Statement of Operations.

Dividend

The Company announced today that its Board of Directors has reinstated a quarterly cash dividend declaring $0.075 per share of common stock for the first quarter ended March 31, 2012. The dividend is payable on May 29, 2012 to common shareholders of record on May 22, 2012. The ex-dividend date is May 18, 2012.

Arbor Realty Trust Reports First Quarter 2012 Results and Declares First Quarter 2012 Dividend
May 4, 2012

Earnings Conference Call

Management will host a conference call today at 10:00 a.m. ET. A live webcast of the conference call will be available online at http://www.arborrealtytrust.com/ in the investor relations area of the Website. Web participants are encouraged to go to the Web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer™ software, downloadable free at www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 730-5765 for domestic callers and (857) 350-1589 for international callers. Please use participant passcode 94682910.

After the live webcast, the call will remain available on the Company's Website, www.arborrealtytrust.com, through June 4, 2012. In addition, a telephonic replay of the call will be available until May 11, 2012. The replay dial-in number is (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. Please use passcode 96060428.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 14 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2011 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Arbor Realty Trust Reports First Quarter 2012 Results and Declares First Quarter 2012 Dividend
May 4, 2012

Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 10 and 11 of this release.

1. See attached supplemental schedule of non-GAAP financial measures.

Arbor Realty Trust Reports First Quarter 2012 Results and Declares First Quarter 2012 Dividend
May 4, 2012

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended
	March 31,
	2012	2011
	(Unaudited)	(Unaudited)

Interest income	$19,606,407	$18,007,567
Interest expense	11,761,400	13,040,949
Net interest income	7,845,007	4,966,618

Other revenues:
Property operating income	9,023,161	4,673,419
Other income	32,030	21,876
Total other revenues	9,055,191	4,695,295

Other expenses:
Employee compensation and benefits	2,484,778	2,088,054
Selling and administrative	1,660,233	1,197,825
Property operating expenses	7,325,307	2,855,971
Depreciation and amortization	1,176,755	239,449
Provision for loan losses (net of recoveries)	7,789,408	535,135
Loss on sale and restructuring of loans	-	1,000,000
Management fee - related party	2,500,000	1,950,000
Total other expenses	22,936,481	9,866,434

Loss from continuing operations before gain on
extinguishment of debt, (loss) income from equity
affiliates and benefit from income taxes	(6,036,283)	(204,521)
Gain on extinguishment of debt	5,346,121	892,500
(Loss) income from equity affiliates	(250,574)	24,365

(Loss) income before benefit from income taxes	(940,736)	712,344

Benefit from income taxes	1,401,558	-

Income from continuing operations	460,822	712,344

Gain on sale of real estate held-for-sale	3,487,145	-
Gain (loss) on operations of real estate held-for-sale	267,624	(391,499)
Income (loss) from discontinued operations	3,754,769	(391,499)

Net income	4,215,591	320,845

Net income attributable to noncontrolling interest	53,811	53,696

Net income attributable to Arbor Realty Trust, Inc.	$4,161,780	$267,149

Basic earnings per common share:
Income from continuing operations, net of
noncontrolling interest	$0.02	$0.03
Income (loss) from discontinued operations	0.15	(0.02)
Net income attributable to Arbor Realty Trust, Inc.	$0.17	$0.01

Diluted earnings per common share:
Income from continuing operations, net of
noncontrolling interest	$0.02	$0.03
Income (loss) from discontinued operations	0.15	(0.02)
Net income attributable to Arbor Realty Trust, Inc.	$0.17	$0.01

Dividends declared per common share	$-	$-

Weighted average number of shares
of common stock outstanding:

Basic	24,180,165	24,961,471

Diluted	24,344,154	25,785,629

Arbor Realty Trust Reports First Quarter 2012 Results and Declares First Quarter 2012 Dividend
May 4, 2012

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2012	2011
	(Unaudited)
Assets:
Cash and cash equivalents	$53,455,266	$55,236,479
Restricted cash (includes $37,303,220 and $65,357,993 from consolidated VIEs, respectively)	38,847,281	67,326,530
Loans and investments, net (includes $1,105,017,903 and $1,093,893,014 from consolidated VIEs, respectively)	1,296,461,568	1,302,440,660
Available-for-sale securities, at fair value (includes $2,000,000 and $2,000,000 from consolidated VIEs, respectively)	4,276,368	4,276,368
Securities held-to-maturity, net (includes $738,485 and $742,602 from consolidated VIEs, respectively)	64,993,099	29,942,108
Investment in equity affiliates	60,175,064	60,450,064
Real estate owned, net (includes $83,099,540 and $83,099,540 from consolidated VIEs, respectively)	127,909,166	128,397,612
Real estate held-for-sale, net (includes $0 and $2,550,000 from consolidated VIEs, respectively)	41,440,000	62,084,412
Due from related party (includes $1,217 and $1,217 from consolidated VIEs, respectively)	139,801	656,290
Prepaid management fee - related party	19,047,949	19,047,949
Other assets (includes $11,432,387 and $11,696,071 from consolidated VIEs, respectively)	46,755,203	46,855,858
Total assets	$1,753,500,765	$1,776,714,330

Liabilities and Equity:
Repurchase agreements and credit facilities	$106,366,000	$76,105,000
Collateralized debt obligations (includes $970,706,271 and $1,002,615,393 from consolidated VIEs, respectively)	970,706,271	1,002,615,393
Junior subordinated notes to subsidiary trust issuing preferred securities	158,382,950	158,261,468
Notes payable	85,457,708	85,457,708
Mortgage notes payable – real estate owned	53,751,004	53,751,004
Mortgage note payable – held-for-sale	41,440,000	62,190,000
Due to related party	1,281,581	2,728,819
Due to borrowers (includes $659,941 and $740,809 from consolidated VIEs, respectively)	1,926,846	2,825,636
Deferred revenue	77,123,133	77,123,133
Other liabilities (includes $26,389,742 and $27,839,757 from consolidated VIEs, respectively)	76,484,892	82,595,636
Total liabilities	1,572,920,385	1,603,653,797

Commitments and contingencies	-	-

Equity:
Arbor Realty Trust, Inc. stockholders’ equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.01 par value: 500,000,000 shares authorized; 26,803,737 shares issued, 24,152,970 shares
outstanding at March 31, 2012 and 26,778,737 shares issued, 24,298,140 shares outstanding at December 31, 2011	268,037	267,787
Additional paid-in capital	456,112,095	455,994,695
Treasury stock, at cost - 2,650,767 shares at March 31, 2012 and 2,480,597 shares at December 31, 2011	(17,100,916)	(16,416,152)
Accumulated deficit	(216,857,715)	(221,015,880)
Accumulated other comprehensive loss	(43,773,883)	(47,704,045)
Total Arbor Realty Trust, Inc. stockholders’equity	178,647,618	171,126,405
Noncontrolling interest in consolidated entity	1,932,762	1,934,128
Total equity	180,580,380	173,060,533
Total liabilities and equity	$1,753,500,765	$1,776,714,330

Arbor Realty Trust Reports First Quarter 2012 Results and Declares First Quarter 2012 Dividend
May 4, 2012

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

March 31, 2012

GAAP Arbor Realty Trust, Inc. Stockholders' Equity	$178,647,618

Add: 450 West 33rd Street transaction - deferred revenue	77,123,133
Unrealized loss on derivative instruments	42,197,038

Subtract: 450 West 33rd Street transaction - prepaid management fee	(19,047,949)

Adjusted Arbor Realty Trust, Inc. Stockholders' Equity	$278,919,840

Adjusted book value per share	$11.55

GAAP book value per share	$7.40

Common shares outstanding	24,152,970

Given the magnitude and the deferral structure of the 450 West 33rd Street transaction combined with the change in the fair value of certain derivative instruments, Arbor has elected to report adjusted book value per share for the affected period to currently reflect the future impact of the 450 West 33rd Street transaction on the Company's financial condition as well as the evaluation of Arbor without the effects of unrealized losses from certain of the Company's derivative instruments. Management considers this non-GAAP financial measure to be an effective indicator, for both management and investors, of Arbor’s financial performance. Arbor’s management does not advocate that investors consider this non-GAAP financial measure in isolation from, or as a substitute for, financial measures prepared in accordance with GAAP.

GAAP book value per share and adjusted book value per share calculations do not take into account any dilution from the potential exercise of the warrants issued to Wachovia as part of the 2009 debt restructuring.

Arbor Realty Trust Reports First Quarter 2012 Results and Declares First Quarter 2012 Dividend
May 4, 2012

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES - Continued
(Unaudited)

	Quarter Ended
	March 31,
	2012	2011

Net income attributable to Arbor Realty Trust, Inc., GAAP basis	$4,161,780	$267,149

Subtract:
Gain on sale of real estate-held-for-sale	(3,487,145)	-
Add:
Depreciation - real estate owned and held-for-sale (1)	1,176,755	432,465
Depreciation - investment in equity affiliate	26,936	-

Funds from operations ("FFO")	$1,878,326	$699,614

Diluted FFO per common share	$0.08	$0.03

Diluted weighted average shares outstanding	24,344,154	25,785,629

(1) Includes discontinued operations

Arbor is presenting funds from operations, or FFO, because management believes it to be an important supplemental measure of the Company’s operating performance in that it is frequently used by analysts, investors and other parties in the evaluation of real estate investment trusts (REITs).  The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in April 2002 defines FFO as net income (loss) attributable to Arbor Realty Trust, Inc. (computed in accordance with generally accepted accounting principles (GAAP)), excluding gains (losses) from sales of depreciated real properties, plus impairments of depreciated real properties and real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company considers gains and losses on the sales of undepreciated real estate investments to be a normal part of its recurring operating activities in accordance with GAAP and should not be excluded when calculating FFO. Losses from discontinued operations are not excluded when calculating FFO.

FFO is not intended to be an indication of our cash flow from operating activities (determined in accordance with GAAP) or a measure of our liquidity, nor is it entirely indicative of funding our cash needs, including our ability to make cash distributions.  Arbor’s calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.